SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 BlackRock International Growth and Income Trust

             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                01-0892549
      (State of Incorporation                       (I.R.S. Employer
           or Organization)                        Identification no.)


              100 Bellevue Parkway,                         19809
               Wilmington, Delaware                      (Zip Code)
     (Address of Principal Executive Offices)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check the
following box. |X|                        following box. |_|


Securities Act registration statement file number to which this form relates:
333-141374

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------

Common Shares of Beneficial Interest      New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Common Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-141374 and 811-22032), as filed electronically with the Securities and Exchange Commission (the "Commission") on March 16, 2007 (Accession No. 0001341004-07-000933) ("Registration Statement on Form N-2").

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BLACKROCK INTERNATIONAL GROWTH
                                            AND INCOME TRUST


                                            By:      /s/ Anne F. Ackerley
                                                     ---------------------------
                                            Name:    Anne F. Ackerley
                                            Title:   Vice President



Date: April 20, 2007